Exhibit 32

CERTIFICATION

The undersigned, the Principal Executive Officer and Principal Financial Officer of Bed Bath & Beyond Inc. (the “Company”), hereby certify, to the best of their knowledge and belief, that the Form 10-Q of the Company for the quarterly period ended November 27, 2004, (the “Periodic Report”) accompanying this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.  The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes – Oxley Act of 2002 and is not intended to be used for any other purposes.

Date: January 4, 2005	/s/ Steven H. Temares
Steven H. Temares
President and Chief Executive Officer

/s/ Eugene A. Castagna
Eugene A. Castagna
Vice President – Finance and
Assistant Treasurer